                                                                   EXHIBIT 10.21

                      IN THE UNITED STATES DISTRICT COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

UNITED STATES OF AMERICA,                   Civil Action No:

               Plaintiff,                   3-97-CV-2162-P

         v.

MID-AMERICA DAIRYMEN, INC.                  Filed: 9/3/97
SOUTHERN FOODS GROUP LP
and MILK PRODUCTS LLC,

               Defendants

                             STIPULATION AND ORDER

         It is stipulated by and between the undersigned parties, through their respective attorneys, that:

         1. The Court has jurisdiction over the subject matter of this action and over each of the parties hereto, and venue of this action is proper in the Northern District of Texas.

         2. The parties consent that a Final Judgment in the form hereto attached may be filed and entered by the Court, upon the motion of any party or upon the Court's own motion, at any time after compliance with the requirements of the Antitrust Procedures and Penalties Act (15 U.S.C. Section 16 (b) - (h)), and without further notice to any party or other proceedings, provided that plaintiff United States has not withdrawn its consent, which it may do at any time before the entry of the proposed Final Judgment by serving notice thereof on defendants and by filing that notice with the Court.

         3. The defendants shall abide by and comply with the provisions of the proposed Final Judgment pending entry of the Final Judgment, or until expiration of time for all appeals of any court ruling declining entry of the proposed Final Judgment and shall, from the date of signing of this Stipulation, comply with all terms and provisions of the proposed Final Judgment thereof as though the same were in full force and effect as an order of the Court.

         4. This Stipulation shall apply with equal force and effect to any amended proposed Final Judgment agreed upon in writing by the parties and submitted to the Court.

         5. In the event plaintiff United States withdraws its consent, as provided in Paragraph 2, above, or if the proposed Final Judgment is not entered pursuant to this Stipulation, the time has expired for all appeals of any Court ruling declining entry of the Final Judgment and if the court has not otherwise ordered continued compliance with the terms and provisions of the Final Judgment, then the parties are released from all further obligations under this Stipulation, and the making of this Stipulation shall be without prejudice to any party in this or any other proceeding.

         6. Defendants represent that the divestiture ordered in the proposed Final Judgment can and will be made, and that they will later raise no claims of hardship or difficulty as grounds for asking the Court to modify any of the divestiture provisions contained therein.

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
         7. The parties request that the Court acknowledge the terms of this Stipulation by entering the Order in this Stipulation and Order.

Respectfully submitted,

FOR PLAINTIFF UNITED STATES OR AMERICA:


/s/ JOEL I. KLEIN                          /s/ ROGER W. FONES
--------------------------                 --------------------------------
JOEL I. KLEIN                              Roger W. Fones, Chief
Assistant Attorney General                 DC Bar # 303255

/s/ A. DOUGLAS MELAMED                     /s/ DONNA N. KOOPERSTEIN
--------------------------                 --------------------------------
A. DOUGLAS MELAMED                         Donna N. Kooperstein
Deputy Assistant                           Assistant Chief
Attorney General                           DC Bar # 26770

                                           /s/ JOAN S. HUGGLER
                                           --------------------------------
                                           Joan S. Huggler
                                           DC Bar # 927244

                                           /s/ MICHAEL P. HARMONIS
                                           --------------------------------
                                           Michael P. Harmonis
                                           PA Bar # 17994

                                           /s/ ROBERT D. YOUNG
                                           --------------------------------
                                           Robert D. Young
                                           DC Bar # 248260

                                           Attorneys
                                           Antitrust Division
                                           U. S. Department of Justice
                                           325 Seventh St. N. W.
                                           Washington, D. C.
                                           (202) 307-6456
                                           (202) 616-2441

Date:  September 2, 1997
     -------------------


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
FOR DEFENDANT MID-AMERICA DAIRYMEN, INC.

/s/ W. TODD MILLER
-------------------------
W. TODD MILLER
DC Bar # 414930

Baker & Miller PLLC
Suite 615
700 Eleventh Street, N. W.
Washington, D. C. 20001
(202) - 637-9499
(202) - 637-9394 (Facsimile)

Attorneys for Mid-America Dairymen, Inc.

Date: September 2, 1997
      -----------------

FOR DEFENDANT SOUTHERN FOODS GROUP LP:

/s/ JERRY L. BEANE
------------------------
Jerry L. Beane
TX Bar # 01966000

Strasburger & Price LLP
Suite 4300
901 Main Street
Dallas, Taxes 75202
(214-651-4521)
(214)-651-4330  (Facsimile)

Attorneys for Southern Foods Group LP

Date:  9-2-97
     --------

FOR DEFENDANT MILK PRODUCTS LLC

/s/ JERRY L. BEANE
------------------------
Jerry L. Beane
TX Bar # 01966000

Strasburger & Price LLP
Suite 4300
901 Main Street
Dallas, Texas 75202
(214-651-4521)
(214)-651-4330  (Facsimile)

Attorneys for Milk Products LLC

Date:  9-2-97
     --------

         UPON REVIEW of this Stipulation by the parties, the Court acknowledges by this Order that the parties have consented to the terms specified in this Stipulation and the entry of the Final Judgment subject to the provisions of the Antitrust Procedures and Penalties Act (15 U.S.C. Section 16 (b) - (h)).

SO ORDERED on this               day of                  , 1997.
                  --------------       ------------------



                                        ----------------------------------
                                        UNITED STATES DISTRICT COURT JUDGE
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                      IN THE UNITED STATES DISTRICT COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

UNITED STATES OF AMERICA,                   Civil Action

                 Plaintiff,                 No.:

         v.

MID-AMERICA DAIRYMEN, INC.
SOUTHERN FOODS GROUP LP
and MILK PRODUCTS LLC,

                 Defendants

                                 FINAL JUDGMENT

         WHEREAS, plaintiff, United States of America (hereinafter "United States"), having filed its complaint herein on September 3, 1997, and plaintiff and defendants, by their respective attorneys, having consented to the entry of this Final Judgment without trial or adjudication of any issue of fact or law herein and without this Final Judgment constituting any evidence against or an admission by any party with respect to any issue of law or fact herein;

         AND WHEREAS, defendants have agreed to be bound by the provisions of this Final Judgment pending its approval by the Court;

         AND WHEREAS, prompt and certain divestiture is the essence of this agreement to assure that competition is not substantially lessened;

         AND WHEREAS, defendants have represented to plaintiff that the divestiture required below and the relief related thereto can and will be made and that defendants will later raise no claim of hardship or difficulty as grounds for asking the Court to modify any of the provisions contained below:

         NOW, THEREFORE, before the taking of any testimony and without trial or adjudication of any issue of fact or law herein, and upon consent of the parties thereto, it is hereby

         ORDERED, ADJUDGED AND DECREED;

                                       I.
                                  JURISDICTION

         This Court has jurisdiction of the subject matter of this action and each of the defendants hereto. The complaint states a claim upon which relief may be granted against each defendant under Section 7 of the Clayton Act, as amended, 15 U.S.C. Section 18.

                                      II.
                                  DEFINITIONS

         As used in this final judgment;

         A. "Mid-America" means Mid-America Dairymen, Inc., a Kansas corporation with headquarters in Springfield, Missouri, its members, directors, officers, employees, affiliates, joint venture or limited liability company partners, successors or assigns, and any agent or representative thereof.

         B. "Southern Foods" means Southern Foods Group LP, a partnership organized under the laws of Delaware with


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headquarters in Dallas, Texas, its members, directors, officers, employees, affiliates, joint venture or limited liability company partners, successors or assigns, or any agent or representative thereof.

         C. "Milk Products" means Milk Products LLC, the limited liability company formed by Allen A. Meyer to receive certain dairy processing assets located in New Mexico, Texas and Louisiana formerly owned by Borden/Meadow Gold Dairies Holdings, Inc., its members, directors, officers, employees, affiliates, joint venture or limited liability company partners, successors or assigns, or any agent or representative thereof.

         D. "Divestiture Assets" or "the Assets" means the Borden/Meadow Gold assets located in New Mexico, Texas and Louisiana that Mid-America will acquire through purchase of the voting stock of Borden/Meadow Gold Dairies Holdings, Inc.

         E. "The Marks" means certain trademarks described in a Sublicense Agreement between Southern Foods and Milk Products, which include Borden, Elsie and other trademarks granted to Mid-America and/or Southern Foods by license from Borden, Inc. and BDH Two, Inc.

         F. "Divest" or "Divestiture" means the complete relinquishing of all rights and equity and other interests in the Divestiture Assets, provided that if Mid-America divests the Assets to Milk Products, it may extend to Milk Products the Loan defined herein. Divestiture also means to grant an exclusive, royalty-free sublicense to use the Marks in Texas, Louisiana and


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New Mexico and a non-exclusive, royalty-free sublicense to use the Marks in
Alabama, Arkansas, Florida, Mississippi, Tennessee, and Mexico.

         G. "Milk Products Loan" or "the Loan" means the approximately $40 million advanced by Mid-America or Mid-Am Capital LLC for the purchase by Milk Products of the assets located in New Mexico, Texas and Louisiana held by Borden/Meadow Gold Dairies Holdings, Inc., and for which Milk Products has executed Note Purchase Agreements and other related debt instruments setting forth the terms of the loan arrangements.

                                      III.
                                 APPLICABILITY

         A. The provisions of this final judgment shall apply to the defendants, Mid-America Dairymen, Southern Foods Group, and Milk Products, their respective successors and assigns, and to all other persons in active concert or participation with any of them who shall have received actual notice of this final judgment by personal service or otherwise.

         B. Each defendant shall provide written notice to the plaintiff no later than 10 days subsequent to the effective date of any action whereby the defendant (1) changes its name or corporate or organizational structure;
(2) liquidates or otherwise ceases operation; or (3) declares bankruptcy. Such notice shall include a full explanation of the action that invokes this provision and shall include full documentation required to be filed with any judicial, administrative or other official entity in connection with that action.


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
                                      IV.
                                  DIVESTITURE

         A. Defendant Mid-America is hereby ordered and directed in accordance with the terms at this Final Judgment, within 65 days of the filing of this Final Judgment, or five days after notice of entry of this Final Judgment by the court, whichever is later, to divest the Divestiture Assets and the Marks to a purchaser acceptable to the United States. Plaintiff may, in its sole discretion, extend the time period for an additional period of time, not to exceed 90 calendar days in total.

         B. Unless the United States otherwise consents in writing, the divestiture of the Assets and the Marks pursuant to Paragraph IV (A), or by a trustee appointed pursuant to Paragraph V of this Final Judgment, shall include all of the Assets and the Marks to be divested to a purchaser in such a way as to satisfy the United States in its sole discretion that the Assets and the marks can and will be used by the purchaser as part of a viable, ongoing business engaged in the manufacture, sale and distribution of dairy products in New Mexico, Texas and Louisiana. The divestiture, whether pursuant to Paragraph IV or V of this Final Judgment shall be made to a purchaser for whom it is demonstrated to the sole satisfaction of the United States that (1) the purchaser has the capability and intent of competing effectively in the manufacture, sale and distribution of dairy products in New Mexico, Texas and Louisiana; (2) the purchaser has or soon

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
will have the managerial, operational, and financial capability to compete effectively in the manufacture, sale and distribution of dairy products in New Mexico, Texas and Louisiana; and (3) none of the terms of any agreement between the purchaser and Mid-America give Mid-America the ability unreasonably to raise the purchaser's costs, to lower the purchaser's efficiency, or otherwise to interfere in the ability of the purchaser to compete effectively in the manufacture, sale and distribution of dairy products in New Mexico, Texas and Louisiana.

         C. The Divestiture of the Assets and the Marks to Milk Products, if accomplished in accordance with this Final Judgment within twenty-four hours following the acquisition by Mid-America of the voting stock of Borden/Meadow Gold, is acceptable to the United States and no further approval of plaintiff pursuant to this Paragraph IV or Paragraph IX is required.

                                       V.
                             APPOINTMENT OF TRUSTEE

         A. In the event that Mid-America has not divested the Divestiture Assets and the Marks within the time specified in Paragraph IV (A) of this Final Judgment, the Court shall appoint, on application of the United States, a trustee selected by the United States to effect the divestiture of the Divestiture Assets and the Marks.

         B. After the appointment of a trustee becomes effective, only the trustee shall have the right to accomplish the divestiture of the Assets and the Marks. The trustee shall have


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
the power and authority to accomplish the divestiture at the best price then obtainable upon a reasonable effort by the trustee, subject to the provisions of Paragraphs V and IX of this Final Judgment, and shall have such other powers as the Court shall deem appropriate. Subject to Paragraph V (C) of this Final Judgment, the trustee shall have the power and authority to hire at the cost and expense of Mid-America any investment bankers, attorneys, or other agents reasonably necessary in the judgment of the trustee to assist in the divestiture, and such professionals and agents shall be accountable solely to the trustee. The trustee shall have the power and authority to accomplish the divestiture at the earliest possible time to a purchaser acceptable to the United States, and shall have such other powers as this Court shall deem appropriate. Mid-America shall not object to a sale by the trustee on any grounds other than the trustee's malfeasance. Any such objections by defendants must be conveyed in writing to plaintiffs and the trustee within ten (10) calendar days after the trustee has provided the notice required under Paragraph IX of this Final Judgment.

         C. The trustee shall serve at the cost and expense of Mid-America, on such terms and conditions as the Court may prescribe, and shall account for all monies derived from the sale of the assets sold by the trustee and all costs and expenses so incurred. After approval by the Court of the trustee's accounting, including fees for its services and those of any


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professionals and agents retained by the trustee, all remaining money shall be paid to Mid-America and the trust shall then be terminated. The compensation of such trustee and of any professionals and agents retained by the trustee shall be reasonable in light of the value of the Divestiture Assets and the Marks and based on a fee arrangement providing the trustee with an incentive based on the price and terms of the divestiture and the speed with which it is accomplished.

         D. Mid-America shall use its best efforts to assist the trustee in accomplishing the required divestiture. The trustee and any consultants, accountants, attorneys, and other persons retained by the trustee shall have full and complete access to the personnel, books, records, and facilities of defendants, and defendants shall develop financial or other information relevant to such assets as the trustee may reasonably request, subject to reasonable protection for trade secret or other confidential research, development, or commercial information. Mid-America shall take no action to interfere with or to impeded the trustee's accomplishment of the divestiture.

         E. After its appointment, the trustee shall file monthly reports with the parties and the Court setting forth the trustee's efforts to accomplish the divestiture ordered under this Final Judgment. If the trustee has not accomplished such divestiture within six (6) months after its appointment, the trustee thereupon shall file promptly with the Court a report setting forth (1) the trustee's efforts to accomplish the required divestiture, (2) the reasons, in the trustee's judgment, that the required divestiture has not been accomplished, and (3) the trustee's recommendations; provided, however, that to the extent such reports contain information that the trustee deems confidential, such reports shall not be filed in the public docket of the Court. The trustee shall at the same time furnish such report to the parties, who shall each have the right to be heard and to make additional recommendations consistent with the purpose of the trust. The Court shall enter thereafter such orders as it shall deem appropriate in order to carry out the purpose of the trust, which may, if necessary, include extending the trust and the term of the trustee's appointment by a period requested by the plaintiffs.

                                      VI.
                            DIVESTITURE OF THE LOAN

         If Mid-America sells the Divestiture Assets to Milk Products,

         A. Mid-America shall reduce its holdings in the Milk Products Loan as follows:

                 (1) to $30 million or less by December 31, 1997;

                 (2) to $13 million or less by September 1, 1998; and

                 (3) to zero by September 1, 1999.

         B. Mid-America may sell off any portion of the Milk Products Loan in order to meet the requirements of Paragraph VI A., provided that no third party purchaser of all or part of the Loan shall (1) be affiliated in any way with Mid-America or


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
(2) be a person engaged in the production, sale or delivery of milk in the sales area of Milk Products.

         C. In connection with sale of the Milk Products Loan pursuant to Paragraph VI (A), Mid-America shall not provide a guarantee to any third party purchaser, provided, however, that Mid-America may, in its discretion, after it has reduced its holdings in the Loan to not more than $13 million, guarantee some or all of the remaining $13 million. Any guarantee by Mid-America must be without recourse against Milk Products for any sums paid by Mid-America by virtue of the guarantee.

         D. At no time while Mid-America holds all or part of the Milk Products Loan shall Mid-America (1) require that Milk Products seek approval from, or give notice to, Mid-America before incurring any indebtedness, or (2) place any restriction on Milk Products' ability to conduct its operations as it sees fit.

                                      VII.
                     ACQUISITIONS AND ACCESS TO INFORMATION

         During any period in which Mid-America retains an ownership interest in Southern Foods,

         A. No member, officer, employee or agent of Southern Foods or Mid-America (other than members, officers, employees, or agents of Land-O-Sun Dairy LLC, who are not otherwise affiliated with Mid-America or Southern Foods) shall be employed by or serve as an officer, director, member, or agent of Milk Products.



                                       10
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         B.      No member, officer, employee or agent of Milk Products shall be employed by or serve as an officer, director, member or agent of Mid-America or Southern Foods (other than members, officers, employees or agents of Land-O-Sun Dairy LLC, who are otherwise not affiliated with Mid-America or Southern Foods).

         C. Neither Mid-America nor Southern Foods shall merge or consolidate with, acquire membership in or securities or assets of, or provide loans or other financing to (except for trade credit extended in the ordinary course of business) Milk Products, without having first obtained the written approval of the United States. Any request for such approval shall be directed to the Antitrust Division, U.S. Department of Justice, Transportation, Energy and Agriculture Section, with a copy to the Director of Operations.

         D. Mid-America, Southern Foods, and Milk Products shall not disclose to each other, directly or indirectly, any competitively sensitive information including, but not limited to, information concerning present or future prices or other terms or conditions of sale including discounts, slotting allowances, bids or price lists, costs, capacity, distribution, marketing plans or territories, supply, sales forecasts, customer relationships (including the identity of actual or potential customers or quantities sold to any particular customer).

         E. Notwithstanding Paragraph VII (D), Mid-America may, during any period in which it is a creditor of Milk Products, obtain and retain copies of the following information, solely to protect its interests as a creditor:

         (1) copies of Milk Products, federal income tax returns for each year; and

         (2) quarterly financial statements, including a balance sheet, a statement of profits and losses, and a statement of cash flow, aggregated for the entire company. Nothing in this provision shall limit the information that a purchaser of any portion of the Milk Products Loan may request and obtain, subject to reasonable commercial credit practices.

         F. Nothing in this Final Judgment shall prohibit the orderly transfer of business records, reports or accounting materials from Borden/Meadow Gold to Southern Foods or to Milk Products, which shall be accomplished within 120 days of the closing of the transaction.

                                     VIII.
                              SUBLICENSE AGREEMENT

         A. Southern Foods, as sublicensor of the marks, shall promptly notify Borden, Inc. and BDH Two, Inc., the owners of the Marks, of any unauthorized use of the Marks when such use comes to the attention of Southern Foods from any source, including Milk Products, and Southern Foods shall take all actions as may be required by Borden, Inc. and BDH Two, Inc. regarding the unauthorized use of the Marks.

         B. Neither Mid-America nor Southern Foods shall assert or claim that on any sublicensee of the Marks' sale of an equity interest in the sublicensee or any change in control or ownership in the sublicensee will affect or diminish the sublicensee's rights in or use of the Marks.

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

         C. Mid-America and Southern Foods shall ensure that the rights that any sublicensee obtains in the Marks are equal to all the rights and privileges that Southern Foods obtains for itself in its license of the Marks from Borden, Inc. and BDH Two, Inc.

                                      IX.
                                  NOTIFICATION

         Within two (2) business days following execution of a definitive agreement, contingent upon compliance with the terms of this Final Judgment, any proposed divestiture pursuant to Paragraph IV, V or VI of this Final Judgment, Mid-America or the trustee, whoever is responsible for the divestiture, shall notify plaintiff of the proposed divestiture and provide documentation that the conditions set forth in Paragraphs IV through VII have been met.

         If the trustee is responsible, it shall similarly notify Mid-America. The notice shall set forth the details of the proposed transaction and list the name, address, and telephone number of each person not previously identified who offered to, or expressed an interest in or a desire to, acquire any ownership interest in the Assets, together with full details of same. Within fifteen (15) calendar days of receipt by plaintiff of such notice, plaintiff may request from Mid-America, the proposed purchaser, any other third party, or the trustee if applicable, additional information concerning the proposed divestiture and the proposed purchaser. Mid-America and the trustee shall furnish any additional information requested within fifteen (15) calendar days of the receipt of the request, unless the parties shall otherwise agree.
Within thirty (30) calendar days after receipt of the notice or within twenty
(20) calendar days after plaintiff has been provided the additional information requested from Mid-America, the proposed purchaser, any third party, and the trustee, whichever is later, the United States shall provide written notice to Mid-America and the trustee, if there is one, stating whether or not it objects to the proposed divestiture. If the United States provides written notice to Mid-America and the trustee that it does not object, then the divestiture may be consummated, subject only to Mid-America's limited right to object to the sale under Paragraph V (B) of this Final Judgment. Absent written notice that the United States does not object to the proposed purchaser or upon objection by the United States, a divestiture proposed under Section IV shall not be consummated. Upon objection by the United States, or by Mid-America in accordance with Section V (B), a divestiture proposed under Section V shall not be consummated unless approved by the Court.

                                       X.
                                   AFFIDAVITS

         A. Within twenty (20) calendar days of the closing of any transaction in which Mid-America directly or indirectly acquires all or any part of the assets or capital stock of Borden/Meadow Gold, and every thirty
(30) calendar days thereafter until the divestiture of the Divestiture Assets and the Loan has been completed pursuant to Paragraphs IV, V and VI of this Final Judgment, Mid-America shall deliver to plaintiff an affidavit as to the fact and manner of compliance with Paragraphs IV, V and VI of this Final Judgment. Each such affidavit shall include the name, address, and telephone number of each person who, at any time after the period covered by the last report, made an offer to acquire, expressed an interest in acquiring, entered into negotiations to acquire or was contacted or made an inquiry about acquiring any interest in the Divestiture Assets or in the Loan, and shall describe in detail each contact with any such person during that period.

         B. Mid-America shall preserve all records of all efforts made to divest the Loan and the Assets. This provision shall not apply to divestiture of the Assets if they are sold pursuant to Paragraph IV (C) herein.

                                      XI.
                             COMPLIANCE INSPECTION

         Only for the purposes of determining or securing compliance with the Final Judgment and subject to any legally recognized privilege, from time to time:

         A. Duly authorized representatives of the plaintiff, including consultants and other persons retained by the United States, upon written request of the Assistant Attorney General in charge of the Antitrust Division, and on reasonable notice to defendants made to their principal offices, shall be permitted:

         (1) Access during office hours of defendants to inspect and copy all books, ledgers, accounts, correspondence, memoranda, and other records and documents in the possession or under the control of defendants, who may have counsel present, relating to enforcement of this Final Judgment; and

         (2) Subject to the reasonable convenience of defendants and without restraint or interference from them, to interview their officers, employees, and agents, who may have counsel present, regarding any such matters.

         B. Upon the written request of the Assistant Attorney General in charge of the Antitrust Division made to defendants, principal offices, defendants shall submit such written reports, under oath if requested, with respect to enforcement of this Final Judgment.

         C. No information or documents obtained by the means provided in Paragraph XI of this is Final Judgment shall be divulged by a representative of the plaintiff to any person other than a duly authorized representative of the Executive Branch of the United States, except in the course of legal proceedings to which the plaintiff is a party (including grand jury proceedings), or for the purpose of securing compliance with this Final Judgment, or as otherwise required by law.

         D. If at the time information or documents are furnished by defendants to plaintiff, defendants represent and identify in writing the material in any such information or documents to which a claim of protection may be asserted under Rule 26(c)(1) of the Federal Rules of Civil Procedure, and defendants mark each pertinent page of such material, "Subject to claim of protection under Rule 26(c)(7) of the Federal Rules of Civil Procedure," then ten (10) calendar days notice shall be given by plaintiff to defendants prior to divulging such material in any legal proceeding (other than a grand jury proceeding).

                                      XII.
                           RETENTION OF JURISDICTION

         Jurisdiction is retained by this Court for the purpose of enabling any of the parties to this Final Judgment to apply to this Court at any time for such further orders and directions as may be necessary or appropriate for the construction or carrying out of this Final Judgment, for the modification of any of the provisions hereof, for the enforcement of compliance herewith, and for the punishment of any violations hereof.

                                     XIII.
                                  TERMINATION

         Unless this Court grants an extension, this Final Judgment will expire on the tenth anniversary of the date of its entry.

                                      XIV.
                                PUBLIC INTEREST

         Entry of this Final Judgment is in the public interest.

Dated:
      ----------------------
                                                  ----------------------------
                                                  United States District Judge

                             CERTIFICATE OF SERVICE

         I hereby certify that a copy of the foregoing has been served upon the attorneys for Mid-America Dairymen, Inc., Southern Foods Group LP, and Milk Products LLC by placing a copy in the U.S. Mail, directed to each of the above named parties at the addresses given below, this 3rd day of September 1997.

Mid-America Dairymen, Inc.
c/o W. Todd Miller
Baker & Miller PLLC
Suite 615
700 Eleventh Street, N.W.
Washington, D. C. 20001

Southern Foods Group LP
c/o Jerry L. Beane
Strasburger & Price LLP
Suite 4300
901 Main Street
Dallas, Texas 75202

Milk Products LLC
c/o Jerry L. Beane
Strasburger & Price LLP
Suite 4300
901 Main Street
Dallas, Texas 75202

                                                /s/ JOAN S. HUGGLER
                                                -------------------
                                                Joan S. Huggler
                                                DC Bar # 927244
                                                Attorney
                                                Antitrust Division
                                                U.S. Department of Justice
                                                325 Seventh St. N.W.
                                                Suite 500
                                                Washington, D. C. 20530
                                                (202) 307-6456
                                                (202) 661-2441 (Facsimile)

                      IN THE UNITED STATES DISTRICT COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

UNITED STATES OF AMERICA,                   Civil Action
                                            No:  3-97-CV-2162-P
                 Plaintiff,
         v.

MID-AMERICA DAIRYMEN, INC.
SOUTHERN FOODS GROUP LP                     Filed:   9-3-97
and MILK PRODUCTS, LLC,

                 Defendants

                                   COMPLAINT

         The United States of America, acting under the direction of the Attorney General of the United States, brings this civil action to obtain equitable and other relief against the defendants named and alleges as follows:

         1. The United States brings this antitrust case to prevent the proposed acquisition by Mid-America Dairymen, Inc. ("Mid-America") of the voting stock of Borden/Meadow Gold Dairies Holdings, Inc. ("Borden/Meadow Gold"). Mid-America, through its affiliate Southern Foods Group LP ("Southern Foods"), and Borden/Meadow Gold compete head-to-head in the supply of fluid milk for school lunch and breakfast programs throughout Eastern Texas and Louisiana. The transaction will create a school milk monopoly in many areas of Eastern Texas and Louisiana and will reduce the number of competitors to two or three in many more. As a result, many school districts are likely to pay higher prices for milk.

         2. Mid-America is the largest dairy cooperative in the United States, with some 18,000 producer members in 30 states. In addition, Mid-America owns numerous dairy manufacturing and processing plants throughout the country, including a significant number of plants that process fluid milk. In particular, Mid-America owns 50 percent of Southern Foods. Southern Foods engages in extensive dairy processing operations in Texas and Louisiana. Borden/Meadow Gold operates a significant number of competing dairy plants in these two states.

         3. In Eastern Texas -- an area from Fort Worth east to the Louisiana border and north from Fort Worth to the Oklahoma border to just south of San Antonio and Houston -- Southern Foods operates five fluid milk plants, and Borden/Meadow Gold operates three. In many of the major metropolitan areas of Eastern Texas, such as Dallas/Fort Worth, Waco, and San Antonio, Southern Foods plants and Borden/Meadow Gold plants are usually the only bidders for school milk contracts and the transaction will thus create a monopoly.

         4. In Louisiana, Southern Foods and Borden/Meadow Gold each operate three plants. In the areas around New Orleans and

Baton Rouge, the number of competitors for school milk will be reduced to two. In other areas of Louisiana, the transaction will create a monopoly.

         5. Mid-America has proposed to remedy the anticompetitive effects of the proposed transaction by selling the Borden/Meadow Gold assets located in Texas, Louisiana, and New Mexico to a newly-formed firm, Milk Products LLC, for $65 million. Mid-America proposes, however, to finance most of the purchase price with a loan of $40 million to Milk Products. The loan would leave Mid-America with the ability to influence the operations of Milk Products. Therefore, the proposed remedy will not adequately replace the independent competition that Borden/Meadow Gold currently provides in Eastern Texas and Louisiana.

                             JURISDICTION AND VENUE

         6. This action is filed under Section 15 of the Clayton Act, 15 U.S.C. Section 25, to prevent and restrain the violation by the defendants, as hereinafter alleged, of Section 7 of the Clayton Act, as amended, 15 U.S.C.
Section 18.

         7. Mid-America, itself and through Southern Foods, sells raw milk, fluid milk and other dairy products in interstate commerce. The Court has jurisdiction over this action and over the parties pursuant to 15 U.S.C.
Section 22 and 28 U.S.C. Sections 1331 and 1337.

         8. Mid-America, Southern Foods and Borden/Meadow Gold transact business in this district. Venue is proper in this district under 15 U.S.C.
Section 1391 (c).

                                 THE DEFENDANTS

         9. Mid-America is a corporation organized and existing under the laws of the state of Kansas with headquarters in Springfield, Missouri. The company had over $4 billion in revenues in 1996. Its ownership interests in 36 fluid milk plants span 19 states, with operations from California to New Jersey.

         10. Southern Foods is a limited partnership organized under the laws of Delaware, with headquarters in Dallas, Texas. Mid-America owns 50 percent of Southern Foods directly and through its 50 percent ownership of Southern Foods, general partner, SFG Management LLC, a Delaware limited liability company. Mid-America also holds $85 million of non-voting preferred equity in the partnership. Mid-America's affiliate, Mid-Am Capital LLC, holds an additional $20 million in unsecured subordinated debt in the partnership. In 1996, Southern Foods, dairy plants in Texas and Louisiana had sales in excess of $550 million. Southern Foods sells fluid milk and other dairy products in Texas and Louisiana under various brand names, including Oak Farms, Golden

Royal, Midwest Farms, Sunnydell, Texas Bluebonnet, Schepps, Dairyland, Goodday, Brown's Velvet, Medallion, Foremost, Barbe, and Guth.

         11. Milk Products LLC is a limited liability company organized under the laws of Delaware. It will operate the Borden/Meadow Gold assets located in Texas, Louisiana and New Mexico.

                             TRADE AND COMMERCE

                 A. The Relevant Market

         12. Dairy processors purchase raw milk requirements from dairy farmers and agricultural cooperative associations such as Mid-America and produce fluid milk in a variety of forms. Some processors produce a full line of packaged fluid milk products, including whole, low-fat, skim and flavored milk, which are packaged in gallons, half gallons, quarts, pints and half pints. Other processors package a limited line of container sizes, most typically gallons and half gallons.

         13. In addition to grocery and other food stores, schools, hospitals and other institutional customers are the major purchasers of fluid milk. Almost all of the milk purchased by schools is in half pint containers, a size not purchased in significant quantities by most other customers.

         14. Federal regulations require that schools participating in the National School Lunch program and the School Breakfast program offer a half pint of fluid milk with each meal. Fluid milk is a product with special nutritional characteristics and is without practical substitutes. There is no reasonable substitute to which a significant number of schools could turn in response to a small but significant and non-transitory increase in the price of fluid milk.

         15. School districts in Eastern Texas and Louisiana purchase milk through contracts that generally are let annually. The contracts require the delivery of milk in half pint containers to each school in the district and often require delivery five days per week. Sometimes the contracts require that deliveries be made during particular hours of the day.

         16. The winning bidder of a school contract must have a distribution system capable of meeting the needs of the schools. Because most school contracts involve frequent deliveries to numerous schools, and school deliveries are made only when school is in session, winning bidders generally deliver to schools using route trucks that also serve other customers in the area.

         17. Firms that bid on school contracts generally include only those that, at the time they bid on the contract, have an established route truck distribution system in or near the district to be served under the contract. Except for the largest school districts, the volume purchased under a school milk contract is not usually sufficient to justify the cost of establishing a distribution route in an area remote from a firm's other customers. A small but significant and non-transitory price increase to a school district would not cause firms that do not currently serve the immediate area to bid on a contract to serve the district.

         18. The production, sale and distribution of fluid milk to schools in Eastern Texas and Louisiana constitutes a line of commerce and a section of the country, and is a relevant market for antitrust purposes.

                 B.       Competition and Entry

         19. Southern Foods and Borden/Meadow Gold have established route distribution systems suitable for serving school districts throughout Eastern Texas and Louisiana. Each firm is a bidder or potential bidder in more than 600 public school districts in Eastern Texas and more than 50 school districts in Louisiana. In many of these districts, there are no other bidders or potential bidders with existing route distribution systems suitable for providing milk to schools.

         20. The sale and delivery of fluid milk to schools is a business highly susceptible to tacit or overt collusion among competing firms. Numerous dairy firms have been convicted of collusion in school milk bids in a number of criminal antitrust cases brought in the last two decades. Such collusion typically involves the allocation of school contracts among competitors and, where it has occurred, has persisted for many years.

         21. Collusive behavior in this industry is unlikely to attract new entry. In school milk markets, collusion often has been maintained for many years without being dissipated by new entry. The Department of Justice has uncovered numerous longstanding criminal antitrust conspiracies that have survived for years without attracting new entry.

         22. The elimination of one of a small number of significant competitors and the resulting increase in concentration, such as would occur as a result of the proposed transactions, significantly increases the likelihood of collusion in school milk markets.

                         MID-AMERICA'S PROPOSED REMEDY

         23. In an effort to remedy the anticompetitive consequences of the purchase by Mid-America of the Borden/Meadow Gold assets in Texas and Louisiana, Mid-America proposes to sell the assets located there and in New Mexico to Milk Products for $65 million. Mid-America further proposes to finance most of the purchase price by extending to Milk Products a loan of $40 million. The size and terms of the loan would leave Mid-America with the ability to affect the competitive behavior of Milk Products. Because of its significant financial interests in both firms, Mid-America would have both the incentive and the ability to inhibit vigorous competition between Southern Foods and Milk Products.

         24. The proposed remedy is inadequate to replace the independent competition currently provided by Borden/Meadow Gold in Eastern Texas and Louisiana.

                              INTERSTATE COMMERCE

         25. Southern Foods purchases a substantial amount of raw milk for its Texas and Louisiana processing plants from dairy farmers and cooperatives located outside these states. Southern Foods also purchases substantial amounts of packaging material, equipment, and other supplies from vendors in other states. Southern Foods sells significant amounts of fluid milk produced in its Texas plants in Oklahoma; and milk produced in its Shreveport, Louisiana plant is also sold in Texas and Arkansas. Milk produced at Southern Foods' Brown Velvet plant in New Orleans is sold in Mississippi. Significant federal funds flow to school districts in Eastern Texas and Louisiana under the National School Lunch and School Breakfast Program in reimbursement for milk and other food items. The sale and delivery of fluid milk to school districts in Eastern Texas and Louisiana is in the flow of and substantially affects interstate commerce.

                               VIOLATION ALLEGED

         26. On May 22, 1997, Mid-America entered into an agreement under which Mid-America would acquire all of the stock of Borden/Meadow Gold Dairies Holdings, Inc. for a purchase price of $435 million. On May 28, 1997, Mid-America agreed that a new limited liability company to be formed by Allen
A. Meyer would purchase the Borden/Meadow Gold assets in Texas, Louisiana and New Mexico for $65 million. Mid-America further agreed to cause its affiliate, Mid-Am Capital LLC, to lend the new company at least $35 million to make the purchase.

         27. The effect of the proposed transactions may be to substantially lessen competition in the production, sale and distribution of fluid milk to school districts in Eastern Texas and Louisiana in violation of
Section 7 of the Clayton Act, in the following ways, among others:

         a. actual and potential competition between Southern Foods and Borden/Meadow Gold in the production, sale and distribution of fluid milk to school districts in Eastern Texas and Louisiana will be eliminated;

         b. competition generally in the production, sale and distribution of fluid milk to school districts in Eastern Texas and Louisiana may be substantially lessened.

                                     PRAYER

         WHEREFORE, plaintiff prays;

         1. That the proposed acquisition by Mid-America of the stock of Borden/Meadow Gold Dairies Holdings, Inc. be adjudged to be in violation of
Section 7 of the Clayton Act;

         2. That the defendants and all persons acting on their behalf be permanently enjoined from carrying out any agreement, understanding, or plan, the effect of which would be to combine Mid-America and Borden/Meadow Gold Dairies Holdings, Inc. or to result in Milk Products' or Southern Foods, acquiring the Borden/Meadow Gold assets in Texas or Louisiana while Mid-America or Mid-Am Capital is a creditor of Milk Products LLC;

         3. That the plaintiff have such other and further relief as the Court may deem just and proper; and

         4.      That plaintiff recover the costs of this action.

Respectfully submitted,

FOR PLAINTIFF UNITED STATES OR AMERICA:


/s/ JOEL I. KLEIN                          /s/ ROGER W. FONES
--------------------------                 --------------------------------
JOEL I. KLEIN                              ROGER W. FONES, CHIEF
Assistant Attorney General                  DC BAR # 303255

/s/ A. DOUGLAS MELAMED                     /s/ DONNA N. KOOPERSTEIN
--------------------------                 --------------------------------
A. DOUGLAS MELAMED                         DONNA N. KOOPERSTEIN
Deputy Assistant                           Assistant Chief
Attorney General                           PA Bar # 26770

                                           /s/ JOAN S. HUGGLER
                                           --------------------------------
                                           JOAN S. HUGGLER
                                           DC Bar # 927244

                                           /s/ MICHAEL P. HARMONIS
                                           --------------------------------
                                           MICHAEL P. HARMONIS
                                           PA Bar # 17994

                                           /s/ ROBERT D. YOUNG
                                           --------------------------------
                                           ROBERT D. YOUNG
                                           DC Bar # 24826

                                           Attorneys
                                           Antitrust Division
                                           U.S. Department of Justice
                                           325 Seventh St. N.W.
                                           Washington, D.C. 20530
                                           (202) 307-6456
                                           (202) 616-2441 (Facsimile)

Date:  September 3, 1997
     -------------------

                             CERTIFICATE OF SERVICE

         I hereby certify that I have caused a copy of the foregoing Complaint to be served on counsel for defendants in this matter in the manner set forth below:

         By first class mail, postage prepaid:

         W. Todd Miller, Esquire
         Baker & Miller PLLC
         Suite 615
         700 Eleventh Street, N.W.
         Washington, D.C. 20530

         (Counsel for Mid-America Dairymen, Inc.)

         Jerry L. Beane, Esquire
         Strasburger & Price LLP
         Suite 4300
         901 Main Street
         Dallas, Texas 75202

         (Counsel for Southern Foods Group LP and Milk Products LLC)

Dated: September 3, 1997

                                                     /s/ JOAN S. HUGGLER
                                                     --------------------------
                                                     Joan S. Huggler
                                                     DC Bar # 927244

                                                     Antitrust Division
                                                     U.S. Department of Justice
                                                     325 Seventh Street, N.W.
                                                     Suite 500
                                                     Washington, D.C. 20530

                                                     (202) 307-6456
                                                     (202) 616-2441

FOR DEFENDANT SOUTHERN FOODS GROUP LP:

/s/ JERRY L. BEANE
---------------------------------
Jerry L. Beane
TX Bar # 01966000

Strasburger & Price LLP
Suite 4300
901 Main Street
Dallas, Taxes 75202
(214)-651-4521
(214)-651-4330  (Facsimile)

Attorneys for Southern Foods Group LP

Date:  9-2-97
       ------

FOR DEFENDANT MILK PRODUCTS LLC

/s/ JERRY L. BEANE
---------------------------
Jerry L. Beane
TX Bar # 01966000

Strasburger & Price LLP
Suite 4300
901 Main Street
Dallas, Texas 75202
(214)-651-4521
(214)-651-4330  (Facsimile)

Attorneys for Milk Products LLC

Date:  9-2-97
       ------

         UPON REVIEW of this Stipulation by the parties, the Court acknowledges by this Order that the parties have consented to the terms specified in this Stipulation and the entry of the Final Judgment subject to the provisions of the Antitrust Procedures and Penalties Act (15 U.S.C. Section 16 (b) - (h)).

SO ORDERED on this               day of                  , 1997.
                  --------------       ------------------



                                        ----------------------------------
                                        UNITED STATES DISTRICT COURT JUDGE